CONSULTING AGREEMENT

            THIS CONSULTING AGREEMENT (“Agreement’) is entered into on this 15th day of August, 2007, by and between Forward Industries, Inc. (“Forward”), located at 1801 Green Road Suite E, Pompano Beach, Florida 33064, and Jerome E. Ball, residing at 20583 Links Circle, Boca Raton, Florida 33434 (“Consultant”).

            WHEREAS, FORWARD seeks to engage the specialized services of the Consultant; and

            WHEREAS, Consultant has certain specialized and historical experience related to FORWARD and its business plan, customers, vendors, and business relationships in general, and seeks to provide services to FORWARD as an independent contractor, pursuant to the terms of this Agreement.

            NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.   FORWARD hereby engages Consultant to provide his expertise and services to FORWARD related to the execution of FORWARD’S business plan and to FORWARD’s business relationships with principal customers, vendors, and potential partners. Specifically, Consultant will, among other matters, advise as to principal OEM customer relationships, development of strategies for FORWARD’S business plan and the trade, and potential acquisitions and/or business combinations, as requested.

2.   (a) The term of this Agreement shall be from January 1, 2008 to December 31, 2009, unless sooner terminated upon CONSULTANT’S death or permanent disability.  Upon such termination, FORWARD shall have no further liability whatsoever under this Agreement except as set forth in paragraph 2(b) hereof.  Permanent disability means for purposes of this paragraph any disability, illness, or other incapacity as a result of which CONSULTANT can not perform the services contemplated by paragraph 1 of this Agreement for 90 or more consecutive days or for 150 days in any consecutive 12-month period; provided that FORWARD terminates this Agreement upon 10 days' prior written notice.  (b) In the event of termination of this Agreement upon CONSULTANT’S death or permanent disability, as the case may be, FORWARD shall pay within thirty days of such termination, to CONSULTANT’S estate (as a death benefit) or to CONSULTANT (as a disability benefit), as the case may be, an amount equal to one-half (50% of) the aggregate monthly consulting payments remaining to be paid under paragraph 3 (exclusive of reimbursements) from the date of death or permanent disability, as the case may be, until December 31, 2009.

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3.   FORWARD shall pay Consultant on the basis of ten thousand dollars ($10,000.00) per month on  the last day of each month during the term of this Agreement (if the last day of any month shall fall on a Saturday, Sunday or other day on which national association banks in the United States shall have the right to remain closed, payment shall be made on the next succeeding business day). FORWARD shall reimburse Consultant for his reasonable travel and related expenses in connection with providing services under this Agreement, provided same are supported by appropriate documentation.  In connection with the provision of services to FORWARD, CONSULTANT shall have the use of an office located at FORWARD’S principal CONSULTANT offices at the address set forth above.

4. Subject to his nomination(s) by the Nominating and Governance Committee of the Board, and upon its nomination(s), to his subsequent election as a director by shareholders at the annual meetings of shareholders to be held in February 2008 and, as the case may be, in 2009, Mr. Ball will be nominated for election to the Board of Directors as Director and Chairman of the Board.  For each annual meeting (2008 and 2009) in respect of which he is so nominated and elected, he will be entitled to the normal board fee paid to non-employee directors payable at the same times non-employee directors receive their fees, plus a fee of $25,000 per annum in consideration of his duties as Chairman (payable at the same time as the fees in paragraph 3), which fees are in addition to his consulting fee set forth in paragraph 3.

5. Consultant acknowledges and agrees that he will be solely responsible for payment of all federal, state and local taxes imposed on the payments referred to in paragraphs 3 and 4, and Consultant will indemnify, defend and save harmless FORWARD from payment of, or liability for, taxes related to payments made pursuant to this Agreement.  FORWARD shall issue an IRS Form 1099 for the fees paid pursuant to this Agreement.

6. Consultant undertakes and represents that with respect to his performance under this Agreement, he shall act in full accordance with federal, state, and local laws, rules and regulations.

7. In performing services under this Agreement, Consultant acknowledges and agrees that he is an independent contractor, and has no authority, express or implied, to hold himself out as an agent, employee or partner of FORWARD, and has no authority to act on behalf of FORWARD. Consultant further acknowledges and agrees that, by virtue of rendering consulting services under the terms of this Agreement, he is not eligible to be included in any employee benefit or pension plans which are provided to FORWARD employees, and makes no claims for inclusion in any such benefit plan or other fringe benefit of employment based upon the services provided under this Agreement.  The foregoing is without prejudice to CONSULTANT’S rights he may have under applicable laws.

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8.   Consultant acknowledges and agrees that in the course of this engagement, he shall have access to FORWARD’s “Proprietary or Confidential Information.”  For purposes of this Agreement,  Proprietary or Confidential Information shall mean all information that is not generally known to the public or unauthorized parties concerning the business of FORWARD or any of its parents, subsidiaries, affiliates or related entities, including but not limited to, production know-how, vendor relationships and vendor course of dealing, lists and pricing, customer relationships and customer course of dealing, lists and pricing, product designs and product know-how, arrangements for supplying customers, methods of operation and organization, sources of supply and arrangements with vendors, prior and current discussions with customers as to licensing, product development proposals, initiatives and ideas, discussions as to potential partnering and business combinations, all marketing initiatives or techniques,  all prospect lists, all financial information, product development data and product pricing, and all information received from third parties and held in confidence.  Proprietary or Confidential Information does not include any information that enters the public domain as a result of actions authorized by FORWARD or any person or entity at its direction consistent with such person’s or entity’s lawful obligations and not in violation of law.  The obligations of Consultant pursuant to this paragraph shall survive the termination of the Agreement.

9.   CONSULTANT agrees that during the term of this Agreement, and for one full year after expiration or termination of the term or any renewal thereof (except in the case of clause (a), as to which CONSULTANT's covenant shall not be limited in time), he shall not, without the prior written consent of FORWARD, directly or indirectly, either individually or as an employee, officer, director, agent, partner, shareholder, consultant, option holder, joint venturer, contractor, nominee, lender of money, guarantor or in any other capacity:

(a)  disclose, copy, divulge, furnish, distribute or make available in any medium whatsoever to any firm, company, corporation, organization, or other entity or person (including but not limited to actual or potential customers or competitors or government officials), except as required in the course of performing his duties as an CONSULTANT hereunder, any Proprietary or Confidential Information; provided, however, CONSULTANT may make disclosures as and to the extent required by applicable law or compelled upon court or administrative order, provided, further, however, that in the event that CONSULTANT is so required or compelled, he shall notify FORWARD not fewer than ten (10) business days in advance of such disclosure in order to afford it the reasonable opportunity to obtain a protective order or other remedy to limit the scope of such disclosure (it being understood and agreed that, if such disclosure is required by applicable law, CONSULTANT shall upon FORWARD's request furnish the source and precedents with respect to such requirement).

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(b)  own (or have any financial interest in, actual, contingent or otherwise), control, manage, operate, participate, engage in, invest in or otherwise have any interest in, or otherwise be connected with, in any manner, any firm, company, corporation, organization, business, enterprise, venture or other entity, association or person that is engaged in the business actually engaged in by FORWARD during the term or any renewal thereof, including without limitation the business of designing, manufacturing, procuring and/or distributing carrying or portable cases or cover plates supplied to the cellular telephone, home medical equipment, laptop computer, photography, video or audio industries, except that nothing in this Paragraph 8(b) shall be deemed to prohibit CONSULTANT from the acquisition or holding of, solely as a passive stockholder, not more than one percent (1%) of the shares or other securities of a publicly-owned corporation if such securities are traded on a national securities exchange or the NASDAQ Stock Market; or

(c) solicit, employ or retain or arrange, encourage, facilitate or assist to have any other firm, company, corporation, organization, business, enterprise, venture or other entity, association or person solicit, employ, retain, or otherwise participate in the employment or retention of, any person who is then, or who has been, within the preceding six (6) months, an employee, consultant, sales representative, technician or engineer of FORWARD, its subsidiaries or affiliates.

(d) Upon the expiration or termination of this Agreement for any reason, CONSULTANT shall promptly deliver to FORWARD all documents, papers and records in his possession relating to Proprietary or Confidential Information or to the business or affairs of FORWARD and that he obtained or received in his capacity as a consultant of FORWARD and any other FORWARD property or equipment in his possession or control.

(e)  In the event CONSULTANT shall violate or be in violation of any provision of this Paragraph 8 (which provisions CONSULTANT hereby acknowledges are reasonable and equitable), in addition to FORWARD's right to exercise any and all remedies, legal and equitable, which it may have under applicable laws, CONSULTANT CONSULTANT agrees that the provisions of paragraph 8 constitute independent and separable covenants, for which CONSULTANT is receiving consideration, which shall survive the termination of this agreement and CONSULTANT’S contractor relationship, and which shall be enforceable by the FORWARD notwithstanding any rights or remedies the FORWARD may have under any other provision hereof.  CONSULTANT further acknowledges that:  (i) the services to be rendered and covenants to be performed under this Agreement are of a special and unique character and that FORWARD would be irreparably harmed if such services were lost to it or if CONSULTANT breached its obligations and covenants hereunder; (ii) FORWARD is relying on the CONSULTANT's performance of the covenants contained herein, including, without limitation, those contained in Paragraph 8 above, as a material inducement for its entering into this Agreement; (iii) FORWARD may be damaged if the provisions hereof are not specifically enforced; and (iv) the award of monetary damages may not adequately protect FORWARD in the event of a breach hereof by CONSULTANT.

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By virtue thereof, CONSULTANT agrees and consents that if CONSULTANT breaches any of the provisions of this Agreement, FORWARD, in addition to any other rights and remedies available under this Agreement or under applicable laws, shall (without any bond or other security being required and without the necessity of proving monetary damages) be entitled to a temporary and/or permanent injunction to be issued by a court of competent jurisdiction restraining CONSULTANT from committing or continuing any violation of this Agreement, or any other appropriate decree of specific performance.  Such remedies shall not be exclusive and shall be in addition to any other remedy that FORWARD may have.

10.   Consultant represents and warrants to FORWARD that he has full right, power and authority to enter into this Agreement, and that there are no conflicts of interests, restrictions, agreements or understandings whatsoever that he is a party to or aware of that would prevent or make unlawful the execution of this Agreement and the performance of services hereunder.

11.  This Agreement shall be governed and construed under the laws of the State of New York.

12. Any differences, claims or disputes arising under this Agreement shall be submitted to arbitration by the American Arbitration Association, in the City of New York, and the determination of the arbitrator pursuant to these proceedings shall be final and binding on the parties.  The arbitration shall be conducted under the rules and regulations of the American Arbitration Association. The decision of the arbitrator may be entered as a judgment in any court of the State of New York, or elsewhere.

13.  This Agreement contains the entire understanding between the parties relating to the services to be provided hereunder, and supercedes all prior agreements, express or implied, oral or written.  This Agreement shall become effective upon the first day of the term as hereinabove provided in paragraph 2, subject to and upon the expiration in accordance with its terms on December 31, 2007, of that certain employment agreement between FORWARD and Jerome E. Ball, dated as of December 27, 2005.  Nothing in this Agreement is intended to or shall limit or otherwise affect any rights to which Mr. Ball is entitled by law pursuant to that agreement or any other agreement between FORWARD and Mr. Ball.

14.  This Agreement may not be amended or modified other than by an agreement in writing signed by both parties.

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ACCEPTED AND AGREED TO:

Forward Industries, Inc.

By: /s/ Douglas W. Sabra                                                      Date: 8/15/07

Name: Douglas W. Sabra

Title:   Vice President & Chief Financial Officer

Consultant

By: /s/ Jerome E. Ball                                                             Date: 8/15/07
Jerome E. Ball

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